                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CAIS INTERNET, INC.
                              -------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  52-2066769
---------------------------------------            -------------------
(State of Incorporation or Organization            (IRS Employer
                                                    Identification No.)


1255 22/nd/ Street, N.W., Fourth Floor, Washington, DC         20037
------------------------------------------------------      ----------
     (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the                   If this form relates to the
registration of a class of securities         registration of a class of securities
pursuant to Section 12(b) of the              pursuant to Section 12(g) of the
Exchange Act and is effective                 Exchange Act and is effective
pursuant to General Instruction               pursuant to General Instruction
A.(c), please check the following             A.(d), please check the following
box. [ ]                                      box. [X]

Securities Act registration statement file number to which this form relates:
333-72769
---------

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange On Which
     to be so Registered                      Each Class Is to Be Registered
     -------------------                      ------------------------------

            None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     This registration statement relates to the registration of common stock, par value $.01 per share (the "Common Stock"), of CAIS Internet, Inc. (the "Company") to be registered with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) under the Securities Exchange Act of 1934 (the "1934 Act") and to be listed on the Nasdaq National Market.

     The description of the Common Stock to be registered hereunder is set forth on page 63 of the Preliminary Prospectus and under the caption "Description of Capital Stock" on page 62 of the Company's registration statement on Form S-1, Registration No. 333-72769 filed with the Commission on May 17, 1999 (the "Registration Statement"), which Registration Statement and description is incorporated herein by reference.

Item 2.   Exhibits:

      1. Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Registration Statement).

      2. Amended and Restated By-Laws of the Company (incorporated herein by reference to the Registration Statement).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            CAIS INTERNET, INC.



Dated: May 17, 1999         By: /s/ Ulysses G. Auger, II
                                ___________________________
                                Ulysses G. Auger, II
                                Chief Executive Officer and
                                 Chairman of the Board

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